UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2007

KENT INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-20726	20-4888864
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

376 Main Street
P.O. Box 74
Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                                                (908) 234-1881

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As of August 31, 2007 (the "Effective Date"), Kent International Holdings, Inc. (the "Company"), Kent Financial Services, Inc., and their subsidiaries and affiliates entered into a separation and general release agreement (the "Agreement") with Dr. Qun Yi Zheng.

The terms of the Agreement stipulate that the Company will:

1.	release Dr. Zheng from his obligations under his employment agreement dated November 1, 2005;
2.	allow Dr. Zheng to continue to have the use of a Mercedes Benz automobile and automobile insurance until February 23, 2008;
3.	pay Dr. Zheng a lump sum severance of $130,000;
4.	assign to Dr. Zheng all present contracts with Schering-Plough totaling approximately $6,000 together with any related liabilities.

In return, Dr. Zheng agreed that he would resign effective August 31, 2007 from employment and from all officer and directorship positions in the Company, Kent Financial Services, Inc. and their subsidiaries and affiliates.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company today announced the resignation of Dr. Qun Yi Zheng, as President and Director of the Company and as President of Kent Financial Services, Inc., and all subsidiaries and affiliates effective August 31, 2007.  His duties and the office of President will be assumed by Paul O. Koether.

Item 9.01    Financial Statements and Exhibits

Exhibit 10.1	Separation Agreement and General Release between Dr. Qun Yi Zheng, Kent Financial Services, Inc., Kent International Holdings, Inc., and their subsidiaries dated August 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kent International Holdings, Inc.

September 4, 2007	By:	/s/ Bryan P. Healey
Name: Bryan P. Healey
Title: Chief Financial Officer